Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-147043) pertaining to the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and the Patriot Coal Corporation Employee Stock Purchase Plan,

2.	Registration Statement (Form S-8 No. 333-157288) pertaining to the Patriot Coal Corporation 401(k) Retirement Plan,

3.	Registration Statement (Form S-3 No. 333-165052) of Patriot Coal Corporation, and

4.	Registration Statement (Form S-8 No. 333-178339) pertaining to the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan and the Patriot Coal Corporation Employee Stock Purchase Plan;

of our reports dated February 22, 2012, with respect to the consolidated financial statements and schedule of Patriot Coal Corporation and the effectiveness of internal control over financial reporting of Patriot Coal Corporation included in this Annual Report (Form 10-K) of Patriot Coal Corporation for the year ended December 31, 2011.

                                /s/ Ernst & Young LLP

St. Louis, Missouri,
February 22, 2012